UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 22, 2005

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 24, 2005, PMC-Sierra, Inc. (“the Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing the Company’s plans to implement workforce reduction activities. Based on additional information available to management since the original announcement, the Company is revising its previously announced estimates of the total costs associated with the restructuring.

The Company presently estimates it will incur approximately $5.3 million in additional cash charges for consolidation of facilities in connection with the restructuring. The charge will be recorded when the Company vacates excess office space in the third quarter of 2005, and the associated cash payments will be made over the remaining lease term, ending in the third quarter of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Alan F. Krock
Alan F. Krock
Vice President Chief Financial Officer

Date: August 22, 2005